OFFERING CIRCULAR                                                 FOR CALIFORNIA
                                                                  RESIDENTS ONLY

                           LAKESIDE MORTGAGE FUND, LLC

                                   $25,000,000
                     250,000 MEMBERSHIP INTERESTS ("UNITS")
                                  $100 PER UNIT
                      MINIMUM INVESTMENT: $2,000 (20 UNITS)

                  Lakeside Mortgage Fund, LLC (the "Fund") is a California limited liability company whose sole manager is Lakeside Financial Group, Inc., a California corporation (the "Manager"). The Fund has been organized for the purpose of making or investing in loans secured by deeds of trust encumbering California real estate, both commercial and residential. Fund loans will be arranged and serviced by the Manager. (See "The Manager and Its Affiliates.")

                  Investors will become non-managing members in the Fund ("Members"). An investment in the Fund is illiquid and subject to substantial restrictions on withdrawal. (See "Summary of Operating Agreement -- Withdrawal from Fund.") This offering also involves certain ERISA risks that should be considered by tax-exempt employee benefit plans. (See "Federal Income Tax Consequences" and "ERISA Considerations.") Investors have the option, exercisable upon subscription for Units, to receive monthly distributions of income, if any, from Fund operations, or to allow their proportionate share of Fund income to compound and be reinvested by the Fund for their accounts. (See "Terms of the Offering"). All Fund income will be taxed to Members (other than tax-exempt entities) as ordinary income, regardless of whether it is distributed in cash or reinvested. (See "Federal Income Tax Consequences").

THIS OFFERING INVOLVES SIGNIFICANT RISKS, DESCRIBED IN DETAIL HEREIN. SUBSTANTIAL FEES WILL BE PAID TO THE MANAGER, WHO IS SUBJECT TO CERTAIN CONFLICTS OF INTEREST. (SEE "RISKS AND OTHER IMPORTANT FACTORS," "COMPENSATION TO MANAGER" AND "CONFLICTS OF INTEREST.") PROSPECTIVE PURCHASERS OF UNITS SHOULD READ THIS OFFERING CIRCULAR IN ITS ENTIRETY.

---------------------------- --------------------------- ---------------------------- ----------------------------
                               Price to Investors [1]      Selling Commissions [2]     Net Proceeds to Fund [3]
---------------------------- --------------------------- ---------------------------- ----------------------------
Per Unit                                     $100                     $6.50                          $93.50
Minimum Total                            $500,000                   $32,500                        $467,500
Maximum Total                         $25,000,000                $1,625,000                     $23,375,000
(FOOTNOTES ON NEXT PAGE)
---------------------------- --------------------------- ---------------------------- ----------------------------

                                    MANAGER:
                         LAKESIDE FINANCIAL GROUP, INC.
                          443 Redcliff Drive, Suite 240
                            Redding, California 96002
                                 (530) 226-5850

               The date of this Offering Circular is March 2, 2005

[1] The initial minimum purchase is $2,000 (20 Units at $100 per Unit). The maximum of the offering may be increased by the Manager at any time.

[2] Units will be offered and sold directly by the Manager and the agents and employees of the Manager who will not receive selling commissions or other compensation from the Fund in connection with the sale of Units. The Manager also anticipates selling Units through the services of independent securities broker/dealers, who will be entitled to receive commissions of up to 6.5% of the gross proceeds received for the sale of Units by such broker/dealers. Certain commission arrangements may include a trailing payment of up to 0.5% per year of such proceeds for as long as such Units remain outstanding. To the extent an investor purchasing Units through a broker/dealer elects to compound his or her earnings in the Fund (see, "Terms of the Offering - Election to Compound or Receive Monthly Cash Distributions") this annual 0.5% trailing commission (if any) will be calculated based upon such investor's capital account balance as of the last day of the month of the anniversary of admission and not on the initial purchase price for Units at the time of sale to the investor. All of the foregoing commissions shall be paid by the Fund and will directly reduce the proceeds from this offering available to the Fund for investing in mortgage loans, as well as reducing the capital accounts of the Members. There is no firm commitment to purchase or sell any of the Units. Units will be sold on a "best efforts" basis, which means that no broker/dealer selling Units on behalf of the Fund will be obligated to purchase any Units but will only be required to use their best efforts to sell Units to investors. Units may be sold by broker/dealers that are affiliated with the Manager.

[3] Net Proceeds to the Fund is calculated after deduction of selling commissions paid to independent securities broker/dealers but before deducting organizational and offering expenses, including without limitation legal and accounting expenses, reproduction costs, selling expenses (other than commissions) and filing fees paid to the California Department of Corporations. (See "Use of Proceeds.")

THESE SECURITIES ARE BEING OFFERED AND SOLD ONLY TO RESIDENTS OF THE STATE OF CALIFORNIA PURSUANT TO A PERMIT GRANTED BY THE CALIFORNIA COMMISSIONER OF CORPORATIONS. THE COMMISSIONER OF CORPORATIONS DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES, NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OF THE INFORMATION SET FORTH HEREIN.

THE SALE OF UNITS COVERED BY THIS OFFERING CIRCULAR HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS PROVIDED FOR UNDER SECTION 3(a)(11) OF THE ACT AND RULE 147 THEREUNDER RELATING TO INTRASTATE OFFERINGS.

ACCORDINGLY, THESE UNITS ARE BEING OFFERED SOLELY TO CERTAIN SELECTED RESIDENTS OF THE STATE OF CALIFORNIA, AND THIS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY WITH RESPECT TO ANY OTHER PERSON. FURTHERMORE, FOR A PERIOD OF NINE MONTHS FROM THE TERMINATION OF THIS OFFERING, NO UNITS MAY BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO RESIDENTS OF THE STATE OF CALIFORNIA.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY STATE OTHER THAN THE STATE OF CALIFORNIA OR WITH RESPECT TO ANY PERSON WHO IS NOT A BONA FIDE RESIDENT OF CALIFORNIA, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY WITH RESPECT TO ANY PERSON EXCEPT THOSE PARTICULAR PERSONS WHO SATISFY THE SUITABILITY STANDARDS DESCRIBED HEREIN. (SEE "INVESTOR SUITABILITY STANDARDS.")

THERE IS NO MARKET FOR UNITS AND NONE IS EXPECTED TO DEVELOP IN THE FUTURE. SUMS INVESTED IN THE FUND ARE ALSO SUBJECT TO SUBSTANTIAL RESTRICTIONS ON WITHDRAWAL AND TRANSFER, AND THE UNITS OFFERED HEREBY SHOULD BE PURCHASED ONLY BY INVESTORS WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENT.

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND ANY SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF UNITS WHO RECEIVES ANY SUCH INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE MANAGER IMMEDIATELY TO CHECK ITS ACCURACY. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE FUND SINCE THE DATE HEREOF.

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE MANAGER OF THE FUND AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS OWN TAX SITUATION, PRIOR TO SUBSCRIBING TO A MEMBERSHIP INTEREST IN THE FUND.

                                TABLE OF CONTENTS


SUMMARY OF THE OFFERING........................................................1
INVESTOR SUITABILITY STANDARDS.................................................4
TERMS OF THE OFFERING..........................................................5
LENDING STANDARDS AND POLICIES.................................................8
OPERATIONS TO DATE............................................................13
THE MANAGER AND ITS AFFILIATES................................................14
COMPENSATION TO MANAGER.......................................................16
FIDUCIARY RESPONSIBILITY OF THE MANAGER.......................................18
CONFLICTS OF INTEREST.........................................................19
RISKS AND OTHER IMPORTANT FACTORS.............................................22
ERISA CONSIDERATIONS..........................................................30
USE OF PROCEEDS...............................................................31
FEDERAL INCOME TAX CONSEQUENCES...............................................32
CERTAIN LEGAL ASPECTS OF FUND LOANS...........................................35
SUMMARY OF OPERATING AGREEMENT................................................38
PLAN OF DISTRIBUTION..........................................................43
LEGAL MATTERS.................................................................43
ADDITIONAL INFORMATION AND UNDERTAKINGS.......................................43
COMMISSIONER'S RULE 260.141.11................................................44

                             SUMMARY OF THE OFFERING

         The following information is only a brief summary of the offering, and is qualified in its entirety by the information appearing elsewhere in this Offering Circular. A thorough examination of the entire Offering Circular is recommended.

Fund Objectives..................  The  Fund  is a  California  limited  liability  company formed for the purpose of making or  investing  in loans
                                   secured  by deeds of trust  on real  estate  located  in
                                   California.   The   Units   offered   hereby   represent
                                   membership interests in the Fund.

Capitalization...................  Minimum  of  $500,000  and  a  maximum  of   $25,000,000
                                   (subject to increase by the Manager).

Term of the Fund.................  Indefinite.  (See "Summary of Operating Agreement - Term
                                   of the Fund.")

Manager, Mortgage Broker and ....  Lakeside Financial Group, Inc.
Loan Servicer                      443 Redcliff Drive, Suite 240
                                   Redding, California 96002
                                   (530) 226-5850

Prior Experience.................  The Manager and its principals  have  substantial  prior experience in the mortgage  industry.  (See "The Manager
                                   and Its Affiliates.")

Compensation to Manager..........  The Manager  will  receive  fees and other  compensation from the Fund.  (See "Compensation to Manager.")

Suitability Standards............  Units  are  offered  exclusively  to  investors  who are
                                   California   residents  and  who  meet  certain  minimum
                                   standards  of income  and/or net worth,  with an initial
                                   minimum  investment  of  $2,000.   Qualified   investors
                                   admitted   to  the  Fund  will  become   Members.   (See
                                   "Investor Suitability Standards.")

Mortgage Loan Portfolio..........  Fund  loans will be: (1)  secured by  undeveloped  land, fully developed  commercial or residential  real estate,
                                   or leasehold  interests  in real estate;  or (2) will be
                                   construction  loans secured by  undeveloped or partially
                                   developed  property and may be subject to a construction
                                   loan  agreement.  Loans  will be  secured  primarily  by
                                   property  located  in  California.  Loans  will  be made
                                   while  this  offering  is   continuing.   (See  "Lending
                                   Standards and Policies.")

Leveraging the Portfolio.........  The Fund may borrow  funds from a third party  lender in order to: (1) fund  mortgage  loans made or purchased by
                                   the Fund;  (2) prevent  default of loans  senior to Fund
                                   loans  or to  discharge  such  loans  entirely;  or  (3)
                                   develop or operate  any real  property  acquired  by the
                                   Fund as a result of a loan default.  In such case,  most
                                   or all of the Fund's loan  portfolio will be assigned to
                                   this  lender  as   security   for  the   loan(s).   When
                                   borrowing funds to make or purchase  additional mortgage
                                   loans,  the  Fund  may  increase  its  yield;   however,
                                   leveraging   the  Fund's   portfolio   entails   certain
                                   additional  risks and also entails  possible adverse tax
                                   consequences.   (See   "Leveraging  the  Portfolio"  and
                                   "Risk and Other Important Factors - Risk of Leverage.")

Cash Distributions...............  Choice of (1)  regular  monthly  cash  distributions  of
                                   Fund income,  or (2) income  credited to capital account
                                   and  reinvested  by the Fund.  An investor  may elect to
                                   switch from one of these  options to the other only upon
                                   sixty  (60)  days  notice  to  the  Manager;   provided,
                                   however,   that  investors  may  elect  to  switch  from
                                   distributions  to  compounding  only if there is then in
                                   effect a permit issued by the  California  Department of
                                   Corporations  for this  offering.  The  Manager,  in its
                                   sole and  absolute  discretion,  reserves  the  right to
                                   commence  making  cash  distributions  at  any  time  to
                                   previously  compounding ERISA investors in order for the
                                   Fund  to  remain   exempt  from  the  ERISA  plan  asset
                                   regulations.  (See "ERISA  Considerations"  and "Summary
                                   of Operating Agreement.")

Withdrawal.......................  No  withdrawal  for  twelve  (12)  months;   thereafter,
                                   investors  have a  limited  right to  withdraw  from the
                                   Fund,  subject  to  available  cash  flow,  and  may  be
                                   subject to  penalties  for  withdrawal  within the first
                                   four  years  following  the  purchase  of  Units.   (See
                                   "Summary  of  Operating  Agreement  --  Withdrawal  from
                                   Fund.")

Restrictions on Transfers........  There are substantial  restrictions  on  transferability of Units  under  federal and state  securities  laws and
                                   under the Operating  Agreement.  (See "Terms of Offering
                                   --  Restrictions  on  Transfer"  and  "Risks  and  Other
                                   Important Factors -- No Market for Units.")

Liquidity........................  There  is  no  public  market  for  Units  and  none  is expected  to  develop  in the  foreseeable  future.  The
                                   transferability  of Units is also  restricted by federal
                                   and  state   securities   laws,  and  by  the  Operating
                                   Agreement.  (See  "Risks and Other  Important  Factors -
                                   No Market for Units.")

Reports to Investors.............  Annual Reports,  including  financial  statements  which may be (but are not required by the Operating  Agreement
                                   to be) audited by an independent accounting firm.

Risks............................  An investment in Units is subject to certain risks which should be carefully  evaluated  before an  investment in
                                   Units  is  made.   (See   "Risks  and  Other   Important
                                   Factors.")

Conflicts of Interest............  The Fund's business  operations will be managed entirely by the  Manager.  The  Manager  may,  subject to certain
                                   limitations,  make loans to persons or entities that are
                                   related  to or  affiliated  with the  Manager,  which is
                                   subject  to  certain   conflicts   of   interest.   (See
                                   "Conflicts  of  Interest"  and  "Lending  Standards  and
                                   Policies - Loans to Related Parties.")

Operating Agreement..............  Each  investor  will be  required  to become a Member of the  Fund  and  party to the  Operating  Agreement.  The
                                   Operating  Agreement gives investors  certain rights and
                                   liabilities,  including  possible  liability for returns
                                   of  capital  to   discharge   Fund   liabilities.   See,
                                   "Summary of Operating Agreement."

                         INVESTOR SUITABILITY STANDARDS

                  To purchase a Unit, an investor must meet certain eligibility and suitability standards, the primary ones of which are set forth below, and must execute an Operating Agreement in the form attached hereto as Exhibit A and a Subscription Agreement in the form attached hereto as Exhibit B. By executing the Subscription Agreement, an investor makes certain representations and warranties, upon which the Manager will rely in accepting subscriptions. Read the Subscription Agreement carefully. Each investor must represent in writing that such investor is a bona fide resident of the State of California (i.e., the investor has his or her principal residence in California, or if the investor is a trust, corporation or other entity that the principal office of such trust, corporation or other entity is located in California). In addition:

                  1. Each Investor must have either (a) a net worth (exclusive of home, furnishings and automobiles) of at least $250,000 and an annual gross income of at least $65,000; or (b) a net worth (exclusive of home, furnishings and automobiles) of at least $500,000;

                  2. The amount of each Investor's investment in Units offered hereby must not exceed ten percent (10%) of such Investor's net worth (exclusive of home, furnishings and automobiles); and

                  3. If the investor is an ERISA Plan (such as a pension or profit sharing plan, Individual Retirement Account, or 401(k) plan), the foregoing requirements must be met by either the ERISA plan itself or, if the investment is being made on behalf of a plan participant who has the power to direct the investment on his or her behalf, by the plan participant for whose account the investment is being made.

                  4. If the investor is a fiduciary account other than an ERISA Plan (such as a family trust of a custodial account for the benefit of a minor), the foregoing suitability standards may be met by any of the following: (i) by all beneficiaries of the account; (ii) by the trustee or custodian if that person is the donor of the funds for investment; or (iii) by the donor of the funds for investment if the only beneficiaries of the fiduciary account are the donor's ancestors, descendants or spouse.

                              TERMS OF THE OFFERING

                  This offering is made to a limited number of qualified investors to purchase Units in the Fund. The Unit subscription price to each investor is One Hundred Dollars ($100) per Unit with an initial minimum subscription from each investor of Two Thousand Dollars ($2,000), or 20 Units. Each Unit of investment represents a membership interest in the Fund.

MINIMUM-MAXIMUM OFFERING; FORMATION OF THE FUND

                  The Fund was formed on December 4, 2002 upon the filing of the Articles of Organization with the Office of the California Secretary of State; however, the Fund did not begin doing business (i.e., making or investing in mortgage loans) until September 26, 2003 when the minimum 5,000 Units were sold.

                  The maximum capitalization of the Fund is $25,000,000 (250,000 Units). The maximum may be increased by the Manager at any time. This offering may also be terminated at the option of the Manager at any time, but in no event later than one year from the date of this Offering Circular, unless the offering permit issued by the California Commissioner of Corporations is thereafter extended.

SUBSCRIPTION AGREEMENTS; ADMISSION TO THE FUND

                  Subscription Agreements from prospective investors will be accepted or rejected by the Manager promptly after receipt. The Manager reserves the right to reject any subscription submitted for any reason. If accepted, an investor will become a Member and the investor's entire investment shall be deposited into the Fund only when all, or any portion, of such investor's subscription funds are required by the Fund to invest in a mortgage loan, to create appropriate reserves or to pay organizational expenses and all or a portion of the investor's subscription funds are transferred to the Fund. (See "Use of Proceeds.") Until then, an investor's subscription is irrevocable, and subscription funds received by the Manager shall be held by it for the account of each such investor in a non-interest-bearing subscription account. Investors' funds will be transferred from the subscription account into the Fund on a first-in, first-out basis, at which time the investor will be admitted to the Fund and Units will be issued to such investor at the rate of $100 per Unit.

                  Subscription Agreements are non-cancelable and irrevocable and subscription funds are non-refundable for any reason, except with the consent of the Manager. Notwithstanding the preceding sentence, subscription funds remaining in the subscription account after the expiration of sixty (60) days from the date the subscription funds were first received from the investor shall be returned to the investor without interest. After having subscribed for at least 20 Units ($2,000), an investor may at any time, and from time to time, subscribe to purchase additional Units on terms and conditions acceptable to the Manager so long as the offering is open.

ELECTION TO COMPOUND OR RECEIVE MONTHLY CASH DISTRIBUTIONS

                  Upon subscription for Units, an investor must elect whether to receive monthly cash distributions from the Fund or to allow his or her earnings to compound for the term of the Fund. An investor may elect to switch from compounding to monthly distributions upon sixty (60) days prior notice to the Manager. In addition, if there is in effect a permit issued by the California

Commissioner of Corporations qualifying this offering, an investor may switch from receiving monthly distributions to compounding and reinvesting earnings upon sixty (60) days prior notice to the Manager. Notwithstanding the foregoing, the Manager reserves the right, at any time, to immediately commence making monthly cash distributions to ERISA plan investors who previously compounded earnings in order to ensure that the Fund remains exempt from the Plan Asset Regulations pursuant to the "significant participation" exemptions. (See "ERISA Considerations.")

                  Income allocable to investors who elect to compound their earnings will be retained by the Fund for investing in further mortgage loans or other proper Fund purposes. The income from these further loans will be allocated among all investors; however, investors who compound will be credited with a larger proportionate share of such earnings than investors who receive monthly distributions since the capital accounts of investors who compound will increase over time.

RESTRICTIONS ON TRANSFER

                  As a condition to this offering of Units, restrictions have been placed upon the ability of investors to resell or otherwise dispose of any Units purchased hereunder, including without limitation the following:

                  (1) No Member may resell or otherwise transfer any Units without the prior written consent of the Manager, which may be withheld in its sole discretion. However, Members do have the right to transfer Economic Interests only without the Manager's prior written consent. (See "Summary of Operating Agreement -- Limitations on Transferability.")

                  (2) Units may not be sold or transferred without the prior written consent of the California Commissioner of Corporations, except as permitted by the Commissioner's Rules. (See "Commissioner's
Rule 260.141.11.")

                  (3) During the period that Units are being offered and sold and for a period of nine (9) months from the date of the last sale of Units, no Units may be sold or otherwise transferred to any person who is not a bona fide resident of the State of California.

                  Legends substantially in the forms set forth below will be placed upon all instruments or certificates evidencing ownership of Units in the Fund stating that the Units have not been registered under the Securities Act of 1933, as amended, and setting forth the foregoing limitations on resale, and notations regarding these limitations shall be made in the appropriate records of the Fund with respect to all Units offered hereby. The foregoing steps will also be taken in connection with the issuance of any new instruments or certificates for any Units which are presented to the Manager for transfer during the nine-month period described in subparagraph (3) above.

                  Certificates shall bear the following legends:

                  THE MEMBERSHIP INTEREST UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH INTERESTS MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON

                  AT ANY TIME IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH UNITS UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGER OF THE FUND TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, IN NO EVENT MAY UNITS BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON WHO IS NOT A RESIDENT OF CALIFORNIA FOR A PERIOD OF NINE MONTHS FROM THE DATE OF THE LAST SALE THEREOF BY THE FUND.

                  IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED BY THE COMMISSIONER'S RULES.

                         LENDING STANDARDS AND POLICIES

GENERAL STANDARDS FOR MORTGAGE LOANS

                  The Fund will engage in the business of making loans secured by first, second, and third deeds of trust that encumber real estate located primarily in California and will also make or invest in wraparound loans, construction loans and loans secured by leasehold interests in commercial property. The Fund's loans will not be insured or guaranteed by any governmental agency or private entity. The Fund will select loans for investment pursuant to a strict set of guidelines set forth below, which guidelines are designed to set standards for the quality of the real property security given for the loans.

TYPE OF PROPERTY/LOAN TO VALUE RATIO

                                                             MAXIMUM LOAN
           TYPE OF PROPERTY/LOAN                            TO VALUE RATIO
           ---------------------                            --------------
      Improved Residential                                        80%
      Improved Commercial                                         80%
      New Construction Residential                                75%
      New Construction Commercial                                 70%
      Unimproved Land                                             50%


                  1. PRIORITY OF MORTGAGES. Loans will be secured primarily by a first deed of trust on California real property, however, the Fund may invest in deeds of trust which are junior to one or more senior encumbrances. If a loan is secured by a first deed of trust, the deed of trust will be senior to all other recorded monetary liens other than liens for taxes or the assessments of special assessment districts to fund streets, utilities or other public improvements. If a Loan is secured by a junior deed of trust (i.e., a second or third deed of trust) the obligations secured by the senior lien(s) must not be in default at the time of the loan closing; however, loan proceeds may be used to cure defaults under the senior lien(s). Loans may also be secured by one or more additional deeds of trust encumbering other property owned by the borrower or its affiliates where, in the Manager's reasonable judgment, such cross-collateralization is necessary to meet the loan-to-value ratio requirements set forth above or to further enhance the security for the loan.

                  2. GEOGRAPHIC AREA OF LENDING ACTIVITY. The Fund will limit lending primarily to deeds of trust on properties located in California, however, the Fund may make loans secured by out of state properties and may take a security interest in property outside California as additional collateral for a Loan. The principal amount of loans secured by out of state properties will not exceed 20% of the Fund's loan portfolio.

                  3. LOAN-TO-VALUE RATIOS. The amount of the Fund's loan, combined with the outstanding debt secured by any senior deed of trust on the security property, generally will not exceed the percentages stated above, based on the value of the security property as determined by written analysis or appraisal at the time the loan is made. This loan-to-value ratio may be increased if, in the sole discretion of the Manager, a given loan is supported by other circumstances adequate to justify a higher loan-to-value ratio or if mortgage insurance is obtained; however, the Manager does not anticipate obtaining or requiring the borrowers to maintain mortgage insurance. The foregoing loan-to-value ratio will not apply to purchase-money financing offered by the Fund to sell any real estate owned (acquired through foreclosure) or to refinance an existing loan that is in default at the time of maturity. In such cases, the Manager shall be free to accept any reasonable financing terms that it deems to be in the best interests of the Fund, in its sole discretion.

     The Fund shall obtain a valuation for each security property on which it will make or invest in a mortgage loan based upon an appraisal and/or market value analysis performed by an independent certified appraiser, a non-certified appraiser, a principal of the Manager, independent commercial or real estate brokers, or some combination thereof as determined by the Manager on a case-by-case basis (a "Market Value Analysis"). The Market Value Analysis for construction loans will be prepared on an "as completed" basis, i.e., assuming that the improvements for which the Loan is obtained will be completed. The Market Value Analysis may also assume that all public improvements to be funded by special assessment district bonds will be completed as proposed and that the Property will be marketed and sold in the manner planned by the borrower. In the case of a construction loan, the loan-to-value ratio as estimated in the Market Value Analysis and the budget for the project may exceed 75% (residential) or 70% (commercial) at times during the term of the loan. This may occur because the Market Value Analysis is based upon the value of the property when construction is completed; however, before the construction is completed, the value of the property will generally be less than the "as completed" value and the outstanding balance of the loan may therefore be more than 75% (residential) or 70% (commercial) of this lesser, uncompleted value.

                  4. TERMS OF LOANS. The term of Fund loans will vary at the discretion of the Manager. Construction loans will generally have a term of between one and five years and will provide for monthly payments of interest only with a "balloon payment" at the end of the term. Other Fund loans may have a longer amortization schedule and may be fully amortizing (i.e., the original principal amount of the loan will be repaid in equal monthly installments of principal and interest over the term).

                  5. ESCROW CONDITIONS. Fund loans will be funded through an escrow account handled by the Manager or a qualified title insurance or escrow company. The escrow agent will be instructed not to disburse any funds until the following conditions are met:

                           (a)  Satisfactory  title  insurance  coverage will be
obtained for all loans, with the title insurance policy naming the Fund as the insured and providing title insurance in an amount equal to the principal amount of the loan. Title insurance insures only the validity and priority of the Fund's deed of trust, and does not insure the Fund against loss by reason of other causes, such as diminution in the value of the security property, over-appraisals, borrower's defaults, etc. The Manager does not intend to arrange for mortgage insurance, which would afford some protection against loss if the Fund foreclosed on a loan and there was insufficient equity in the security property to repay all sums owed.

                           (b) Satisfactory fire and casualty insurance has been
obtained for all loans (or only casualty insurance in the event of a loan secured by unimproved land) which insurance shall name the Fund as loss payee in an amount equal to the principal amount of the Fund's loan. (See "Risk and Other Important Factors -- Uninsured Losses.")

                           (c)  All  loan  documents  (notes,  deeds  of  trust,
construction loan agreements etc.) and insurance policies will name the Fund as payee and beneficiary or additional loss insured, as applicable. In the event the Fund purchases loans, the Fund shall receive assignments of all beneficial interest in any documents related to each Loan so purchased. Fund investments in Loans will not be held in the name of the Manager or any other nominee.

                  6. LOANS TO RELATED PARTIES. The Fund may make or invest in loans to persons or entities that are related to or affiliated with the Manager or its shareholders. Such loans will not exceed 20% of total Fund assets; must not be more favorable to the borrower than similar loans negotiated at arm's-length; and must be repurchased by the Manager if the loan is in default more than 30 days. Such loans, if made, will involve significant conflicts of interest. (See "Conflicts of Interest--Fund Loans to Related Parties.")

                  7. PURCHASE OF LOANS FROM AFFILIATES. The Manager and its affiliates are active mortgage loan brokers and mortgage bankers. The Manager's affiliates currently fund a significant portion of mortgage loans they originate and sell interests in such loans to their investors. Existing loans funded by or acquired by the Manager or its affiliates may be purchased by the Fund. The Fund may also purchase loans from third parties. All loans purchased by the Fund shall not be in default at the time of purchase and must otherwise satisfy the foregoing lending guidelines. Generally, the purchase price to the Fund for any such loan will not exceed the par value of the note or its fair market value, whichever is lower, but the Manager may purchase loans for a premium if the Manager believes the total purchase price is fair and reasonable and in the best interest of the Fund.

                  8. LOAN DIVERSIFICATION. No Fund loan (or Fund interest in a loan) will exceed the greater of (a) $5,000,000 or (b) 20% of total Fund capital at the time of the loan.

                  9. RESERVE FUND. A contingency reserve fund may be retained for the purpose of covering unexpected cash needs of the Fund, if the Manager believes it to be in the best interests of the Fund. The amount of this reserve fund, if any, would be established by the Manager. This reserve fund may be held in cash, bank accounts, certificates of deposit, money market accounts, short-term bankers acceptances, publicly traded bond funds or other liquid assets.

CREDIT EVALUATIONS

                  The Manager may consider the income level and general creditworthiness of a borrower, and any guarantor, to determine a borrower's ability to repay the Fund loan according to its terms, but such considerations are subordinate to a determination that a borrower has sufficient equity in the security property to satisfy the loan-to-value ratios described above. Therefore, the Fund may make loans to borrowers who are in default under other of their obligations (e.g., to consolidate their debts) or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations.

LOAN SERVICING

                  It is anticipated that all Fund loans will be "serviced" (i.e., loan payments will be collected and other administrative services performed) by the Manager, which will also act as a loan broker in the initial placement of Fund loans. The Manager will be compensated by the Fund for such loan servicing activities but compensated by borrowers for the initial placement of Fund loans. (See "Compensation to Manager.")

                  Borrowers will make loan payments in arrears, i.e., with respect to the preceding month, and will be instructed to mail their checks or money orders to the Manager for deposit in the Manager's trust account to be maintained at a financial institution selected by the Manager. (See "Certain Legal Aspects of Fund Loans.")

                  Servicing a construction loan may also include  monitoring the construction financed by the loan pursuant to a construction loan agreement and acting for the Fund in authorizing disbursements to borrowers from a construction disbursement account or otherwise. If the borrower is permitted to use sales proceeds to finance continued construction of the property, the Manager will also monitor the reborrowing of sales proceeds deposited in the construction disbursement account.

                  Disbursements to borrowers may be made pursuant to a construction budget outlined in a construction loan agreement. In making disbursements of loan proceeds to a borrower under a construction loan agreement, the Manager will adhere to the proposed construction budget supplied by the borrower, and will not make disbursements in excess of amounts specified for each category without express written instruction by borrower and acceptance by Manager.

SALE OF LOANS

                  The Fund will invest in mortgage loans for investment and does not expect to engage in real estate operations in the ordinary course of business (except as may be required if the Fund forecloses on a property on which it has invested in a mortgage loan and takes over ownership and management of the property). The Fund does not presently intend to invest in mortgage loans primarily for the purpose of reselling such loans in the ordinary course of business; however, the Fund may occasionally sell mortgage loans (or fractional interests therein) when the Manager determines that it appears to be advantageous for the Fund to do so, based upon then current interest rates, the length of time that the loan has been held by the Fund, and the overall investment objectives of the Fund.

LEVERAGING THE PORTFOLIO

                  The Fund may borrow funds from a third party lender (which may but is not required to be a bank or other financial institution) in order to:
(1) fund additional mortgage loans; (2) prevent default of loans senior to Fund loans or to discharge such loans entirely; or (3) develop or operate any real property acquired by the Fund as a result of a loan default. The Fund may assign all or a portion of the Fund's loan portfolio to the lender as security for the loan(s).

                  When leveraging the Fund's loan portfolio to make or purchase additional mortgage loans, the Fund can increase the yield to the Fund. This increased yield will result if the interest earned by the Fund on its leveraged loans exceeds the interest that must be paid by the Fund on the funds borrowed from a third party lender. This "spread" between the interest earned on a leveraged loan and the interest paid on the borrowed funds used to make the loan will accrue to the Fund. Leveraging a loan for any purpose, however, entails certain risks to the Fund that would not otherwise be present if the Fund funded all of its loans from its own funds. For example, to the extent the Fund makes loans at long-term fixed interest rates while it borrows funds at short-term variable interest rates, the Fund will be subject to the risk that prevailing interest rates (and the Fund's associated borrowing costs) will rise above the levels earned by the Fund on the fixed rate portion of its loan portfolio, causing losses to the Fund.

                  Borrowing funds from third party lenders to make payments to senior lenders or to develop or operate any real property acquired by the Fund as a result of a loan default also entails additional risks. For example, should the Fund's net income be insufficient to pay these loans as they become due or should the Fund otherwise default on such loans, the Fund will be at risk of losing any assets (i.e., the Fund loans) pledged as security. (See "Risks and Other Important Factors - Risks of Leverage.")

                               OPERATIONS TO DATE

                  The Fund began doing business (i.e., investing in mortgage loans) on September 26, 2003 after the minimum of 5,000 Units were sold. As of December 31, 2004, 56,348.73 Units ($5,634,873.45) had been sold and the Fund had invested in twelve (12) mortgage loans in an aggregate amount of $5,016,489.00. As of December 31, 2004, the Fund had no loans which have gone into default. The average size of a Fund loan as of December 31, 2004 was approximately $418,000.00. Interest rates on most Fund loans presently range from 10.9 % to 12% and the maturity dates of loans have varied from 6 months to 2 years. As of December 31, 2004, 17% of the total Fund assets were loaned to affiliated entities. This was in the form of three (3) loans, in an aggregate amount of $982,000.00. As of December 31, 2004, no loan from the Fund to an affiliate has been in default.

                  The average net investment yield to investors for the fiscal year ended on December 31, 2004, calculated on an accrual basis, was 8.09% per annum. If current interest rates remain constant, the Manager anticipates a net investment yield to investors of approximately 6% - 8% per annum; however, actual yields will vary due to fluctuations in prevailing interest rates, early loan payoffs, loan defaults, the length of time investors' funds are held in the subscription account and other factors beyond the control of the Manager (see "Risk Factors").

         THE FOREGOING DISCUSSION IS FOR ILLUSTRATIVE PURPOSES ONLY, AND IS NOT A PREDICTION OF ACTUAL FUND RESULTS.

                         THE MANAGER AND ITS AFFILIATES

                  The Manager will manage and direct the affairs of the Fund. All loans made or invested in by the Fund will be arranged and serviced by the Manager.

LAKESIDE FINANCIAL GROUP, INC.

                  The Manager of the Fund is Lakeside Financial Group, Inc. ("Lakeside"), a California corporation formed for the purpose of managing the Fund, which was incorporated in August of 2002 and began doing business on November 1, 2002. Lakeside's principals and affiliates currently engage in the business of acquiring and developing real property, as well as arranging, funding, selling, purchasing and servicing trust deed investments, and related real estate investments, for the purchase and development of real property.

                  WILLIAM F. WEBSTER. William Webster is the President and Secretary, and a director, of Lakeside. Prior to joining Lakeside, Mr. Webster was an attorney in solo practice in Sacramento, California, where he represented privately held businesses and publicly held corporations in the areas of securities and corporate finance, mergers and acquisitions, and entity formation and reorganization. Mr. Webster has represented AREI (described below) and related entities for the past four years, serving as general corporate counsel and securities counsel, and representing AREI in all of its various real estate financing activities.

                  Prior to becoming a solo practitioner in 1996, Mr. Webster worked as an associate at the Sacramento law firm of Weintraub Genshlea Chediak & Sproul. A graduate of the University of California, Hastings College of the Law (J. D., 1989), Mr. Webster has published numerous articles on business and securities law topics in journals and periodicals, and is a contributing author to Forming and Operating California Limited Liability Companies (CEB 1995), and the author of California Business Structures Law Guide (LawPress 2000).

                  JAMES S. KOENIG. James S. Koenig is a director and shareholder of Lakeside. Mr. Koenig is the sole shareholder and director of Asset Real Estate & Investment Company ("AREI"). AREI is in the business of owning and developing real property, and arranging for financing for real property ownership and development. In the above capacities, Mr. Koenig directs and oversees the operations of AREI, which include the raising of capital for real estate ownership and development through private offerings of debt and equity securities. In the past three years AREI has participated in raising approximately $33,000,000 for real estate related projects, with average loan size approximately $3,000,000. Mr. Koenig is a principal in several other companies which own and develop real property, such as Larkspur Fund, LLC, and is a principal in several companies which own, or anticipate acquiring, assisted living facilities, including Oakdale Heights Senior Living, LLC; Oakdale Heights West, L.P.; Oakdale Heights Bakersfield, L.P.; and Oakdale Heights Fresno, L.P.

                  Prior to his involvement with AREI, from October 1996 until October 1997, Jim served as president of AMC, a division of Discovery Mortgage Company, a mortgage banking company, which made loans to borrowers and pooled loans for future sales to secondary markets. From January 1994 to October 1996 Mr. Koenig served as president of Ashland Mortgage Company, another wholesale mortgage banking company. Mr. Koenig's experience prior to this has been in mortgage lending and mortgage-backed securities with such companies as Danville Financial Group, Echelon Mortgage Acceptance Company, and Commonwealth Mortgage Corporation.

                  PLACIDO H. CANTA. Placido H. Canta is the chief financial officer of Lakeside. Mr. Canta holds a BS Degree in Business Administration from the University of the East and is a CPA. Since working for one of the "big four" accounting firms (Deloitte & Touche), he has worked for companies in various industries such as banking, real estate and construction, advertising and health care. He is responsible for internal and administrative controls, and overseeing the accounting and finance functions of the company.

                  RICHARD A. NELSON. Richard Nelson is a Vice President of Lakeside. In this capacity, Mr. Nelson assists the Company in its lending activity. Since 1995, Mr. Nelson has been the owner of Western Construction Lending Company, which specializes in wholesale home construction loans. In the past three years Mr. Nelson's company has loaned over $21,000,000, with average loan size of $276,000. Mr. Nelson is a licensed real estate broker, and is also an officer and broker of AREI. Prior to forming Western Construction Lending Company, Mr. Nelson served as Chief Financial Officer and broker of Speiro Corporation, d/b/a/ Sterling Mortgage Co., which specialized in conversion of mobile home parks to private ownership.

                             COMPENSATION TO MANAGER

                  The following discussion summarizes the forms of compensation to be received by the Manager. All of the amounts described below will be received regardless of the success or profitability of the Fund, unless waived by the Manager in the Manager's sole discretion. None of the following compensation was determined by arm's-length negotiations. The Manager retains the right to terminate all or any portion of its business relationship with the Fund at any time, in which event the Fund would seek to retain one or more other firms to perform the various services to be rendered by the Manager as described below.

         Form of Compensation                                 Estimated Amount or Method of Compensation
         --------------------                                 ------------------------------------------
Loan Brokerage Commissions, Renewal                    Anticipated  to  average   between  2%  and  6%  of  the
and Forbearance Fees to the Manager                    principal  amount  of each loan and  generally  not less
                                                       than  $2,000  per  loan,  and  may be  higher  or  lower
                                                       depending  upon  market  conditions.  Such  fees will be
                                                       paid to the  Manager  by the  borrowers  and will not be
                                                       borne by the Fund.

Loan Processing and Documentation Fees.                Prevailing  industry  rates for  documentation  fees and
                                                       for  loan   processing   fees.   These   fees  may  vary
                                                       depending  on  market  conditions  and  the  size of the
                                                       particular  loan,  and will be paid by the borrowers and
                                                       not the Fund.

Late Payment Charges and Default Interest              Late payment fees of approximately  ten percent (10%) of
Retained by  the Manager                               the amount of any late  payment due from  borrowers  and
                                                       default  interest  of 3%-5%  above the loan  rate.  Such
                                                       fees will be paid by the borrowers and not the Fund.

Loan Servicing Fee                                     Up  to  one  quarter  of  one  percent   (.25%)  of  the
                                                       principal  amount of each Fund loan on an annual  basis,
                                                       payable  monthly (i.e.,  1/12th of .25% per month),  but
                                                       only as interest is received by the Fund. [1]

Asset Management Fee                                   Up to 2.75% of Gross  Assets Under  Management,  payable
                                                       monthly (i.e., .229% per month). [2]

Reimbursement of Expenses to Manager                   Reimbursement  for all  out-of-pocket  organization  and
                                                       syndication    expenses    and   all    operating    and
                                                       administrative expenses of the Fund.

      Form of Compensation (cont.)                         Estimated Amount or Method of Compensation (cont.)
      ----------------------------                         --------------------------------------------------
Broker/Dealer Commissions to Affiliates of Manager     Broker/dealers  selling Units on behalf of the Fund will
                                                       be entitled to receive  commissions of up to 6.5% of the
                                                       gross  proceeds  received from the sale of Units by such
                                                       broker/dealers.   Certain  commission  arrangements  may
                                                       include  a  trailing  payment  of up to 0.5% per year of
                                                       such   proceeds   for  as  long  as  the  Units   remain
                                                       outstanding.  Certain  broker/dealers  selling  Units on
                                                       behalf of the Fund may be affiliated with the Manager.

[1] Loan servicing fees are determined by the Manager on a case by case basis, provided that they are not expected to exceed the amounts generally charged for comparable services to comparable debtors in the geographical area where the security property for the loan is located.

[2] "Gross Assets Under Management" means the total Fund capital, including cash, notes (at book value), real estate owned (at book value), accounts receivable, advances made to protect loan security, unamortized organizational expenses and any other Fund assets valued at fair market value. The Asset Management Fee will be paid on the last day of each calendar month with respect to Gross Assets Under Management as of the first day of the immediately preceding month. As such, the Asset Management Fee may exceed .229% per month but the total fee in any given year will be limited to 2.75% of the Gross Assets Under Management calculated as of the last day of the Fund's fiscal year.

                     FIDUCIARY RESPONSIBILITY OF THE MANAGER

                  Under California law, the fiduciary duties of a manager to the limited liability company and to its members are those of a partner to a partnership and to the partners of a partnership. Accordingly, a manager is accountable to a limited liability company as a fiduciary, which means that a manager is required to exercise its duties of good faith and loyalty with respect to company affairs. This fiduciary duty is in addition to those other duties and obligations of, and limitations on, the Manager which are set forth in the Operating Agreement. The Fund's business operations and affairs will be managed entirely by the Manager, which is subject to certain conflicts of interest. (See "Conflicts of Interest.")

                  The Fund has not been separately represented by independent legal counsel in its formation or in its dealings with the Manager, and Members must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this offering.

                  The Manager must, on demand, give to any Member or his legal representative true and complete information concerning all Fund affairs. Each Member or his legal representative has the right to inspect and copy the Fund's books and records at any time during normal business hours.

                  The Operating Agreement provides that the Manager shall have no liability to the Fund for losses resulting from errors in judgment or other acts or omissions, unless the Manager is guilty of fraud, bad faith or willful misconduct. The Operating Agreement also provides that the Fund shall indemnify the Manager against liability and related expenses (including reasonable attorneys' fees and costs) incurred in dealing with the Fund, Members or third parties, so long as no fraud, bad faith or willful misconduct on the part of the Manager is involved. Therefore, Members may have a more limited right of action then they would have absent these provisions in the Operating Agreement. A successful indemnification of the Manager or any litigation that may arise in connection with the Manager's indemnification could deplete the assets of the Fund. Members who believe that a breach of the Manager's fiduciary duty has occurred should consult with their own counsel.

                              CONFLICTS OF INTEREST

                  The following is a list of the important areas in which the interests of the Manager will conflict with those of the Fund. The Members must rely on the general fiduciary standards provided by applicable law and the Operating Agreement to prevent unfairness by the Manager in a transaction with the Fund. The Fund has not been represented by separate legal counsel in connection with its formation or its dealings with the Manager. (See "Fiduciary Responsibility of the Manager.") Except as may arise in the normal course of the relationship, there are no transactions presently contemplated between the Fund and its Manager (or its affiliates) other than those listed below.

LOAN BROKERAGE COMMISSIONS, RENEWAL AND FORBEARANCE FEES:

                  None of the compensation set forth under "Compensation to Manager" was determined by arms' length negotiations. It is anticipated that the loan brokerage commissions, renewal and forbearance fees charged to borrowers by the Manager for most loans will average between 2-6% of the principal amount of each loan, but may be higher or lower depending upon market conditions. Any increase in such charges will have a direct, adverse effect upon the interest rates that borrowers will be willing to pay the Fund, thus reducing the overall rate of return to Members. Conversely, if the Manager reduced the loan brokerage commissions, renewal and forbearance fees charged by it, a higher rate of return might be obtained for the Fund and the Members. This conflict of interest will exist in connection with every Fund loan transaction, and Members must rely upon the fiduciary duties of the Manager, as provided by applicable law and the Operating Agreement, to protect their interests. The Fund will generally charge borrowers interest at the rate generally prevailing in the geographical areas where the security property is located for loans to comparable borrowers of similar size, duration and security.

                  The Manager has the right to retain the services of other firms, in addition to or in lieu of the Manager, to perform brokerage services, loan servicing and other activities in connection with the Fund's loan portfolio that are described in this Offering Circular. Such other firms may be affiliates of the Manager or the Manager's management team.

FUND LOANS TO RELATED PARTIES

                  The Fund may make or invest in loans to persons or entities that are affiliated with the Manager (i.e., loans to a borrower that is owned by one or more of the owners of the Manager). In cases of such related party loans, conflicts of interest will exist between the Manager and its affiliated persons, on the one hand, and the Fund, on the other, in connection with setting the terms of the loan and in connection with any enforcement action or renegotiation that may occur in the future. The Manager has undertaken to address these conflicts by applying the following standards and limitations to such related party loans:

                  (a) The aggregate principal amount of all related party loans at any time shall not exceed 20% of total Fund assets at such time;

                  (b) The terms and conditions of any related party loans shall be consistent with the lending standards and policies set forth above and with loan terms typically offered by the Manager on similar loans to unaffiliated borrowers; and

                  (c) The Manager shall purchase (or cause one of its affiliates to purchase) from the Fund, without discount, any related party loan in which any material event of default has occurred and is continuing for at least thirty
(30) days.

OTHER FUNDS OR BUSINESSES

                  The compensation structure applicable to the Manager in connection with loans that are arranged or originated for investors unrelated to the Fund may be different, and depending on the circumstances at a given point in time, may be more lucrative to the Manager than the compensation payable to the Manager in connection with the Fund. As a result, there may exist a financial incentive for the Manager to arrange or originate loans for private investors outside the Fund and the Members must rely on the fiduciary duties of the Manager, as provided by applicable law and the Operating Agreement, to protect their interests under such circumstances. In the future, the Manager may also sponsor other funds formed to conduct business similar to that of the Fund. If these other funds (if formed) have funds to invest at the same time as the Fund, there will then exist conflicts of interest on the part of the Manager as to whether to offer a particular loan opportunity to the Fund or to these other funds. The Manager will decide which loans are appropriate for funding by the Fund or by such other funds after consideration of all relevant factors, including the size of the loan, portfolio diversification, and amount of uninvested funds.

                  The Manager may engage for its own account, or for the account of others, in other business ventures, similar to that of the Fund or otherwise, and neither the Fund nor any Member shall be entitled to any interest therein.

                  The Fund will not have independent management and it will rely on the Manager for the operation of the Fund. The Manager will devote only so much time to the business of the Fund as is reasonably required. The Manager will have conflicts of interest in allocating management time, services and functions between its existing business interests other than the Fund and any future partnerships which it may organize as well as other business ventures in which it may be involved. The Manager believes it has sufficient staff available to be fully capable of discharging its responsibilities to all such entities.

LACK OF INDEPENDENT LEGAL REPRESENTATION

                  The Fund has not been represented by independent legal counsel to date. The use by the Manager and the Fund of the same counsel in the preparation of this Offering Circular and the organization of the Fund may result in the lack of independent review. Prospective investors must rely on their own legal counsel for legal advice in connection with this investment.

SALE OF DEFAULTED LOANS OR REAL ESTATE OWNED TO AFFILIATES

                  In the event a Fund loan goes into default or the Fund becomes the owner of any real property by reason of foreclosure on a Fund loan, the Manager's first priority will be to arrange the sale of the loan or property for a price that will permit the Fund to recover the full amount of its invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions. In order to facilitate such a sale, the Manager may arrange a sale to persons or entities controlled by or affiliated with the Manager (e.g., to another entity formed by the Manager or its affiliates), for the express purpose of acquiring defaulted loans or foreclosure properties from lenders such as the Fund. The Manager will be subject to conflicts of interest in arranging such sales since it will represent both parties to the transaction. For example, the Fund and the potential buyer will have conflicting interests in determining the purchase price and other terms and conditions of sale. The Manager's decision will not be subject to review by any outside parties.

                  The Manager shall undertake to resolve these conflicts by setting a purchase price for each defaulted loan or property which is not less than any of the following: (i) the independently appraised value of such loan or property, if any, at the time of sale; (ii) the amount of any third party offer already received, if any; or (iii) the total amount of the Fund's investment in the property. The Fund's investment is deemed to include without limitation the following: the unpaid principal amount of the loan upon which the Fund foreclosed, all unpaid interest accrued to the date of foreclosure, expenditures made to protect the Fund's interest in the property such as payments to senior lienholders and for insurance and taxes, all costs of foreclosure (including attorneys fees actually incurred to prosecute the foreclosure or to obtain relief from stays in bankruptcy), and any advances made by or on behalf of the Fund for any of the foregoing. A portion of the purchase price may be paid by the affiliate executing a promissory note in favor of the Fund, secured by a deed of trust on the property being sold. The total loan-to-value ratio for the property (including the Fund's note and any senior liens) will not exceed 90% of the purchase price of the property, and the note will otherwise contain terms and conditions comparable to those that would be contained in notes executed by third parties.

                        RISKS AND OTHER IMPORTANT FACTORS

                  Any investment in the Units offered hereby involves a significant degree of risk and is suitable only for investors who have no need for liquidity in their investments. When analyzing this offering, prospective investors should carefully consider the following risks and other factors, in addition to those discussed herein under the captions "Compensation to Manager," "Conflicts of Interest," and "Federal Income Tax Consequences."

NO MARKET FOR UNITS

                  There is no public market for the Units and none is expected to develop in the future. Even if a potential buyer could be found, the transferability of Units is also restricted by the provisions of the Securities Act of 1933, as amended, and Rule 147 thereunder, the California Corporate Securities Law of 1968, as amended, the regulations thereunder and by the provisions of the Operating Agreement. Any sale or transfer of Units also requires the prior written consent of the Manager, which may be withheld in its sole discretion and may require the prior written consent of the California Commissioner of Corporations. (See "Commissioner's Reg. 260.141.11" below.) Furthermore, Members will have only limited rights to redeem Units or withdraw from the Fund or to otherwise obtain the return of their invested capital. Therefore, all purchasers of Units must be capable of bearing the economic risks of this investment with the understanding that their interest in the Fund may not be liquidated by resale, and should expect to hold their Units for an undetermined period of time.

TAX RISKS

                  The Fund will elect to be treated as a partnership for federal income tax purposes. Any favorable federal tax treatment presently available with respect to the Fund could be affected by any changes in tax laws that may result through future Congressional action, tax court or other judicial decisions, or interpretations of the Internal Revenue Service. IN VIEW OF THE FOREGOING, PROSPECTIVE MEMBERS ARE URGED TO REVIEW THE "FEDERAL INCOME TAX CONSEQUENCES" SECTION CAREFULLY AND TO CONSULT THEIR OWN TAX COUNSEL.

                  Other tax risks include:

                  o     If the Fund is deemed by the IRS not to be  engaged in a
                        trade  or  business,   the  Members'  share  of  expense
                        deductions would be reduced.

                  o Interest paid by investors who finance their purchase of Units may not be deductible.

                  o An IRS audit of the Fund's tax return, books and records could result in an audit of investors' tax returns.

LOAN DEFAULTS AND FORECLOSURES

                  The Fund is in the business of lending money and, as such, takes the risk of defaults by borrowers and other risks faced by lenders. Some Fund loans will provide for monthly payments of interest only or will have long amortization schedules, but be entirely due and payable in five (5) years or less. Thus, the borrower will have to make a large "balloon" payment of principal due at the end of the term. Many borrowers are unable to repay such loans out of their own funds and are compelled to refinance. Fluctuations in interest rates and the unavailability of mortgage funds could adversely affect the ability of borrowers to refinance their loans at maturity.

                  The Fund will frequently be an "asset" rather than a "credit" lender although each borrower will need to demonstrate adequate ability to meet its financial obligations under the terms of any loan which the Fund may invest in. This means that the Fund may rely primarily on the value of the real property securing loans to protect its investment, with repayment ability always being taken into consideration. There are a number of factors which could adversely affect the value of any such real property securing Fund loans, including, among other things, the following:

                  1. The Fund will rely on a Market Value Analysis to determine the fair market value of real property used to secure loans made by the Fund. No assurance can be given that such an analysis will in any or all cases, be accurate. Moreover, since a Market Value Analysis fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan. Such subsequent events may include nationwide, statewide or local economic, demographic, property or other trends, or may include specific local events such as freeway construction or adverse weather conditions. Neither the appraiser, the Manager, or any other party conducting the Market Value Analysis will be able to predict with any certainty whether these events will occur after a loan is made.

                  2. In making a construction loan based upon a Market Value Analysis of a property "as constructed," the Fund is subject to the risks that actual construction costs may exceed budget, construction delays could occur, labor or supply shortages may exist, or, the market value of the project once completed could be less than anticipated. Also, if the Fund must foreclose on the property before the project is completed, it is unlikely that the property will then have a value as high as its analyzed value "as constructed," and therefore there is a greater likelihood that the Fund will not be able to sell the property for the full amount owing to the Fund. Furthermore, if the Fund must foreclose before construction is completed, and if there are insufficient funds in any construction disbursement account to complete construction, the Manager will need to choose between selling the property with construction incomplete or incurring debt to finance completion of the project before it is sold. If the Manager elects to sell the property before completing construction, the property is more likely to sell at a price which will not return to the Fund the amount owed on that loan. On the other hand, if monies are borrowed to complete construction, those monies will have to be repaid before the Fund will receive the amount it invested. Under the construction loan agreement the Manager may, but will not be obligated to, advance the funds required to complete construction of a property or to otherwise increase its marketability. If the Manager advances funds, the advances plus interest will be repayable out of proceeds from the sale or refinancing of the property before payments will be made to the Fund.

                  3. If the borrower defaults, the Fund may be forced to purchase the property at a foreclosure sale. If the Fund cannot quickly sell such property, or the property does not produce any significant income, the Fund's profitability will be adversely affected.

                  4. To the extent that loans are secured by improved real property, the improvements will constitute a significant portion of the value of the real property security for such loans. In the event that such improvements are destroyed or damaged, the value of the real property security will be correspondingly diminished to the extent not covered by insurance. (See "Uninsured Losses," below.)

                  5. Due to certain provisions of California law applicable to all real estate loans, if the real property security proves insufficient to repay amounts owing to the Fund, it is unlikely that the Fund would have any right to recover any deficiency from the borrower. (See "Certain Legal Aspects of Fund Loans.")

                  6. A number of the Fund's loans will be secured by second or other junior deeds of trust. In the event of foreclosure on a Fund loan that is so secured, the debt secured by the senior deeds of trust must be satisfied before any proceeds from the sale of the property can be applied toward the debt owed to the Fund. Furthermore, to protect its junior security interest, the Fund may be required to make substantial cash outlays for such items as loan payments to senior lienholders to prevent their foreclosure, property taxes, insurance, property maintenance or repair, etc. The Fund may not have adequate cash reserves on hand at all times to protect its security, in which event the Fund could suffer a loss of its invested capital in such loan. Therefore, investments in loans secured by junior deeds of trust are subject to greater risk in the event of a decline in property values than are loans secured by first deeds of trust. (See "Certain Legal Aspects of Fund Loans.")

                  7. The recovery of sums advanced by the Fund in making or investing in loans and protecting its security may also be delayed or impaired by the operation of the federal bankruptcy laws or by irregularities in the manner in which the loan was made. Any borrower has the ability to delay a foreclosure sale by the Fund for a period ranging from several months to several years simply by filing a petition in bankruptcy, which automatically stays any actions to enforce the terms of the loan. The length of this delay and the costs associated therewith may have an adverse impact on the Fund's profitability.

                  8. The property securing Fund loans could be adversely affected by earthquakes, floods, mud slides, similar events and acts of God that may not be insured against. (See "Uninsured Losses" below.)

DUE-ON-ENCUMBRANCE CLAUSES

                  A "due-on-encumbrance" clause contained in a senior deed of trust, which permits the holder of the deed of trust to accelerate the loan if the borrower executes an additional deed of trust on the security property in favor of a junior lienholder, is enforceable in all cases except when the security property consists of residential property consisting of four or fewer units. The Manager intends to follow customary and prudent lending practices when potential security property for a loan (except residences with four or fewer units) is already encumbered by a senior deed of trust which contains a "due-on-encumbrance" clause and, if deemed necessary, the Manager, before making the loan, shall obtain the written consent of the senior lienholder agreeing not to enforce the "due-on-encumbrance" clause by reason of the Fund's loan.

UNSPECIFIED LOANS; RELIANCE ON THE MANAGER

                  The loans in which the proceeds of this offering will be invested have not yet been determined, and Members will have no opportunity to review potential Fund loans. The Manager will make all decisions with respect to the management of the Fund, including the determination as to what loans to make or purchase, and the Fund is dependent to a substantial degree on their continued services. In the event of the dissolution, death, retirement or other incapacity of the Manager or its principals, the business and operations of the Fund may be adversely affected. Under the Operating Agreement, the Manager may withdraw on six months notice to the Members. There can be no assurances that an acceptable replacement Manager may be available on economically viable terms or at all.

MANAGEMENT AND COMPETITION

                  The Manager has substantial prior experience in the mortgage lending business. Due to the nature of the Fund's business, its profitability will depend to a large degree upon the future availability of secured loans. The Fund will compete with the Manager and investors unrelated to the Fund, institutional lenders and others engaged in the mortgage lending business, some of whom have greater financial resources and experience than the Fund. The Members will not have a voice in the management decisions of the Fund and can exercise only a limited amount of control over the Manager.

FLUCTUATIONS IN INTEREST RATES

                  Mortgage interest rates are subject to abrupt and substantial fluctuations, but the purchase of Units is a relatively illiquid investment. (See above, "No Market for Units.") If prevailing interest rates rise above the average interest rate being earned by the Fund's loan portfolio, investors may wish to liquidate their investment in order to take advantage of higher returns available from other investments but will only have a limited ability to do so.

MANAGER NOT REQUIRED TO DEVOTE FULL TIME TO THE BUSINESS OF THE FUND

                  The Manager is not required to devote its full time to the Fund's affairs, but only such time as the affairs of the Fund may reasonably require.

INVESTORS NOT INDEPENDENTLY REPRESENTED

                  The investors in the Fund have not been represented by independent counsel in its organization, and the attorneys who have performed services for the Fund have also represented the Manager. Thus, conflicts of interest between the Fund and the Manager may not have been addressed as vigorously as in an arms-length transaction. (See "Conflicts of Interest.")

INVESTMENT DELAYS

                  There will be a delay between the time initial subscriptions are submitted by prospective investors and the time the minimum capitalization of the Fund is reached, after which time the Fund can commence making or investing in loans. Even after minimum funding has been received, there will be a delay between the time Units are sold and the time the proceeds of this offering are invested in loans by the Fund. During these periods, the proceeds of this offering will be invested in short-term certificates of deposit, money-market funds or other liquid assets which will not yield a return as high as the anticipated return to be earned on Fund loans. The length of these delays may adversely affect the overall investment return to Members.

UNINSURED LOSSES

                  The Manager will arrange for comprehensive title, fire and casualty insurance on the properties securing the Fund's loans. The Manager may also, but is not required to, arrange for earthquake insurance. However, there are certain types of losses (generally of a catastrophic nature) which are either uninsurable or not economically insurable, such as losses due to war, floods, mudslides or other acts of God. Should any such disaster occur, or if casualty insurance is allowed to lapse through oversight, the Fund could suffer a loss of principal and interest on the loan secured by the uninsured property. Furthermore, other losses could occur which may result in the denial of insurance coverage or inadequate inaccurate coverage or other unforeseen circumstances and may also lead to loss of principal and interest or damages on a loan investment.

LACK OF REGULATION

                  The management and investment practices of the Fund are not supervised or regulated by any federal or state authority, except to the extent that the lending and brokerage activities of the Manager are subject to supervision or regulation by the California Department of Real Estate or Department of Corporations.

RISKS OF GOVERNMENT ACTION

                  While the Manager will use its best efforts to comply with all local, state and federal lending regulations, there is the possibility of governmental action to enforce any alleged violations of such lending laws which may result in legal fees, damage awards or fines and penalties. While the Manager has never been accused of any such violations in the past, there is risk of potential governmental enforcement action which may lead to losses for the Fund.

CONFLICTS OF INTEREST

                  There are several areas in which the interests of the Manager will conflict with those of the Fund, which should be carefully considered (see "Conflicts of Interest").

ENVIRONMENTAL LIABILITIES

                  Under current federal and state law, the owner of real property contaminated with toxic or hazardous substances (including a mortgage lender that has acquired title through foreclosure) may be liable for all costs associated with any remedial action necessary to bring the property into compliance with applicable environmental laws and regulations. This liability may arise regardless of who caused the contamination or when it was caused.

                  The Fund does not and will not participate in the on-site management of any facility on the property in order to minimize the potential for liability for cleanup of any environmental contamination under applicable federal, state, or local laws. There can be no assurance that the Fund would not incur full recourse liability for the entire cost of any such removal and cleanup, or that the cost of such removal and cleanup would not exceed the value of the property. In addition, the Fund could incur liability to tenants and other users of the affected property, or users of neighboring property, including liability for consequential damages. The Fund would also be exposed to risk of lost revenues during any cleanup, and to the risk of lower lease rates or decreased occupancy if the existence of such substances or sources on the property becomes known. If the Fund fails to remove the substances or sources and clean up the property, it is possible that federal, state, and/or local environmental agencies could perform such removal and cleanup, and impose and subsequently foreclose liens on the property for the cost thereof. The Fund may find it difficult or impossible to sell the property prior to or following any such cleanup. Fund could be liable to the purchaser thereof if the Manager knew or had reason to know that such substances or sources existed. In such case, the Fund could also be subject to the costs described above. If toxic or hazardous substances are present on real property, the owner may be responsible for the costs of removal or treatment of the substances. The owner may also incur liability to users of the property or users of neighboring property for bodily injury arising from exposure to such substances. If the Fund is required to incur such costs or satisfy such liabilities, this could have a material adverse effect on Fund profitability. Additionally, if a borrower is required to incur such costs or satisfy such liabilities, this could result in the borrower's inability to repay its loan from the Fund.

                  Even if the Fund does not foreclose on a contaminated site, the mere existence of hazardous substances on the property may depress the market value of the property such that the loan is no longer adequately secured.

                  A lender's best protection against environmental risks is to thoroughly inspect and investigate the property before making or investing in a loan; however, environmental inspections and investigations are very expensive, and often are not financially feasible in connection with loans of the size and type to be made by the Fund, particularly in the case of residential mortgage loans. As a result, toxic contamination reports or other environmental site assessments will generally not be obtained by the Fund in connection with its loans. The Manager will, however, take certain precautions to avoid environmental problems, such as attempting to avoid making or investing in loans secured by properties known or suspected to have (or to be likely to have) environmental problems.

RISKS OF OWNERSHIP OF REAL PROPERTY

                  When the Fund acquires any equity or leasehold interest in real property by direct investment, foreclosure or otherwise, the Fund is exposed to the risks of liability incident to real property ownership or tenancy. Owners of real property may be subject to liability for injury to persons and property occurring on the real property or in connection with the activity conducted thereon, and liability for non-compliance with governmental regulations.

RISKS OF LEVERAGE

                  The Fund may borrow funds from private third party lenders in order to: (1) fund additional mortgage loans; (2) prevent default of loans senior to Fund loans or to discharge such loans in their entirety; or (3) develop or operate any real property acquired by the Fund as a result of a loan default. The Fund may assign most or all of its loan portfolio to such lenders for the loans. (See "Leveraging the Portfolio.")

                  Where the Fund borrows funds in order to fund additional mortgage loans, the cost of the funds that the Fund will be borrowing from lenders may accrue interest at a floating rate of interest. However, most of all of the Fund's loans will be made at a fixed rate of interest. If the adjustable rate should increase such that the Fund's cost of borrowed funds exceeds the fixed rate of interest that it is earning on the fixed rate portion of its loan portfolio, the Fund may default under its loan and security agreement with a lender. If most or all of the Fund's loan portfolio is assigned to a lender as security for the loan, the Fund would be at risk of losing its assets (i.e., the Fund loans and the underlying real property security) to a lender if a lender elected to foreclose on this collateral as a result of a default by the Fund, causing losses to Investors. (See "Leveraging the Portfolio.")

                  Where loan proceeds are used for purposes other than funding new loans, the Fund may not have the cash available to service the loans, causing the Fund to default on the loans. Various other events may cause the fund to default under a third party loan, thereby allowing a third party lender to foreclose on the Fund's portfolio. These events may include the failure of the Fund to observe any of the covenants contained in the loan agreement, the default by the Fund under any other loan agreement to which it is a party, the bankruptcy or insolvency of the Manager, and other events specified in the loan agreement. Thus, the Fund is at risk of losing most or all of its loan portfolio on the occurrence of many events that do not directly relate to the ability of the Fund to service the third party loans and some of which are not within the control of the Fund.

RISKS OF LITIGATION

                  The Manager will act in good faith and use reasonable judgment in selecting borrowers and making and managing the loans. However, as a lender, the Manager and the Fund are exposed to the risk of litigation by a borrower for any allegations by the borrower (warranted or otherwise) regarding the terms of the loans or the actions or representations of the Manager in making, managing or foreclosing on the loans. It is impossible for the Manager to foresee what allegations may be brought by a specific borrower, and the Manager will use its best efforts to avoid litigation if, in the Manager's judgment, the circumstances warrant an alternative resolution. If an allegation is brought and/or litigation is commenced against the Fund or the Manager, the Fund will incur legal fees and costs to respond to the allegations and to defend any resulting litigation. If the Fund is required to incur such fees and costs, this could have an adverse effect on Fund profitability.

HIGH COST MORTGAGES

                  The Home Ownership and Equity Protection Act of 1994, and the regulations thereunder (collectively the "HOEPA") impose restrictions on, and require certain Truth-in-Lending disclosures with respect to, mortgage loans secured by a consumer's principal dwelling (other than purchase money or construction loans and reverse mortgages) which either: (a) bear interest at an APR that is 8 percentage points higher than the yield on Treasury securities having comparable periods of maturity; or (b) involve payment of points and fees by the consumer in excess of the greater of 6% of the loan amount or $400. A failure to comply with HOEPA subjects the lender to a loss of all finance charges and fees paid by the consumer and may be grounds for rescission by the consumer. HOEPA raises significant questions as to its application and interpretation, especially in cases involving clerical errors that result in mistaken disclosures.

                  The Fund may make loans that are subject to HOEPA and if such loans are made the Fund intends to comply with the requirements of the HOEPA. However, it is possible that the Fund may inadvertently fail to comply with the requirements of the HOEPA, which may result in unanticipated costs and/or losses to the Fund.

POSSIBLE LACK OF LOAN DIVERSITY AND GEOGRAPHIC CONCENTRATION OF LOANS

                  Especially in the early stages of operations when the Fund has raised only the minimum or only somewhat more than the minimum in this offering, the number of loans is likely to be small. During this phase the effect on the Fund of a default on one or a small number of loans will be significantly greater than if the Fund had made a large number of loans. There can be no assurances that more than the minimum will be raised or that the Fund will ever make a significant number of loans.

                  In addition, at least 80% and as much as 100% of the Fund's loan portfolio will be secured by properties within California. This concentration may increase the risk of delinquencies on the Fund's loans when California real estate or economic conditions are weaker than elsewhere. Further, if demand for commercial and residential properties decreases in California, increased competition for mortgage loans will likely result, and the Fund's ability to minimize such risks through diversification is limited.

                              ERISA CONSIDERATIONS

                  The Employee  Retirement Income Security Act of 1974 ("ERISA")
contains strict fiduciary responsibility rules governing the actions of "fiduciaries" of employee benefit plans. It is anticipated that some Members will be corporate pension or profit-sharing plans and Individual Retirement Accounts, or other employee benefit plans that are subject to ERISA. In any such case, the person making the investment decision concerning the purchase of Units will be a "fiduciary" of such plan and will be required to conform to ERISA's fiduciary responsibility rules. Persons making investment decisions for employee benefit plans (i.e., "fiduciaries") must discharge their duties with the care, skill and prudence which a prudent man familiar with such matters would exercise in like circumstances. In evaluating whether the purchase of Units is a "prudent" investment under this rule, fiduciaries should consider all of the risk factors set forth above. Fiduciaries should also carefully consider the possibility and consequences of unrelated business taxable income (see "Federal Income Tax Consequences."), as well as the percentage of plan assets which will be invested in the Fund insofar as the diversification requirements of ERISA are concerned. An investment in the Fund is relatively illiquid, and fiduciaries must not rely on an ability to convert an investment in the Fund into cash in order to meet liabilities to plan participants who may be entitled to distributions. DUE TO THE COMPLEX NATURE OF ERISA, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS OWN TAX ADVISOR OR PENSION CONSULTANT TO DETERMINE THE APPLICATION OF ERISA TO HIS OR HER PROSPECTIVE INVESTMENT.

                  Fiduciaries of plans subject to ERISA are required to determine annually the fair market value of the assets of such plans as of the close of any such plan's fiscal year. Although the Manager will provide annually upon the written request of a Member an estimate of the value of the Units based upon, among other things, outstanding mortgage investments, it may not be possible to value the Units adequately from year to year, because there will be no market for them.

                                 USE OF PROCEEDS

                  The proceeds from the sale of Units offered hereby will be used approximately as set forth below. The figures set forth below are only estimates, and actual use of proceeds will vary.

                              Minimum Offering      Percentage      Maximum Offering        Percentage
                              ----------------      ----------      ----------------        ----------
Organizational and                  $75,000            15.0%              $150,000             0.6%
Syndication Expenses
Selling Commissions [1][2]          $32,500             6.5%            $1,625,000             6.5%
Investment in Mortgage             $377,500            75.5%           $22,475,000            89.9%
Loans [3]
Reserves [4]                        $15,000             3.0%              $750,000             3.0%
------------------------------------------------------------------------------------------------------

TOTAL:                             $500,000             100%           $25,000,000           100%

[1] The Manager anticipates retaining the services of independent securities broker/dealers to sell Units. Such broker/dealers may be entitled to receive selling commissions of up to 6.5% of the gross proceeds of from sales of Units effected by them. Additionally, the Manager, in its discretion, may negotiate a continuing commission to such broker/dealers of up to 0.5% per annum of such proceeds for as long as the Units sold by such broker/dealers remain outstanding. To the extent that a Member purchases Units through a broker/dealer and elects to compound his or her earnings in the Fund, any annual commission negotiated by the Manager will be calculated based upon the increased value of such Members capital account on the last day of the month of the anniversary of admission.

[2] The Manager will also sell Units directly to new investors for no commission. To the extent the Manager sells such Units, overall commissions paid by the Fund will be less than 3% leaving more capital for investment in mortgage loans.

[3] All loan brokerage commissions paid to the Manager will be paid by borrowers out of the proceeds of loans made by the Fund. Thus, a portion of the proceeds from the sale of Units, which will be used by the Fund to fund its loans, will indirectly be paid to the Manager in the form of loan brokerage commissions, but will ultimately be repaid to the Fund by the borrowers. (See "Compensation to Manager.")

[4] Reserves may be set aside by the Fund, in such amounts as the Manager shall deem appropriate, to meet unexpected cash needs of the Fund, including such cash needs that may arise if a Fund loan goes into default.

                         FEDERAL INCOME TAX CONSEQUENCES

                  The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Fund, but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law. The Fund will not seek, and therefore will not obtain, an opinion of counsel as to any tax consequences intended to result from an investment in the Fund.

TAXATION OF UNDISTRIBUTED FUND INCOME (INDIVIDUAL INVESTORS)

                  Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships, no federal income tax is paid by the Fund as an entity. Each individual member reports on his federal income tax return his distributive share of Fund income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. Each individual member partner may deduct his distributive share of Fund losses, if any, to the extent of the tax basis of his Units at the end of the Fund year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the member as it was for the Fund. Since individual members will be required to include Fund income in their personal income without regard to whether there are distributions of Fund income, such investors will become liable for federal and state income taxes on Fund income even though they have received no cash distributions from the Fund with which to pay such taxes.

DISTRIBUTIONS OF INCOME

                  To the extent cash distributions exceed the current and accumulated earnings and profits of the Fund, they will constitute a return of capital, and each Member will be required to reduce the tax basis of his Units by the amount of such distributions and to use such adjusted basis in computing gain or loss, if any, realized upon the sale of Units. Such distributions will not be taxable to Members as ordinary income or capital gain until there is no remaining tax basis, and, thereafter, will be taxable as gain from the sale or exchange of the Units.

PROPERTY HELD PRIMARILY FOR SALE; POTENTIAL DEALER STATUS

                  The Fund has been organized to invest in loans primarily secured by deeds of trust on real property. However, if the Fund were at any time deemed for federal tax purposes to be holding one or more Fund loans primarily for sale to customers in the ordinary course of business (a "dealer"), any gain or loss realized upon the disposition of such loans would be taxable as ordinary gain or loss rather than as capital gain or loss. The federal income tax rates for ordinary income are higher than those for capital gains. In addition, income from sales of loans to customers in the ordinary course of business would also constitute unrelated business taxable income to any investors which are tax-exempt entities. Under existing law, whether or not real property is held primarily for sale to customers in the ordinary course of business must be determined from all the relevant facts and circumstances. The Fund intends to invest in loans and hold the Fund loans for investment purposes only, and to dispose of Fund loans, by sale or otherwise, at the discretion of the Manager and as consistent with the Fund's investment objectives. It is possible that, in so doing, the Fund will be treated as a "dealer" in mortgage loans, and that profits realized from such sales will be considered unrelated business taxable income to otherwise tax-exempt investors in the Fund.

TAX RETURNS

                  Annually, the Fund will provide the Members and Economic Interest Owners sufficient information from the Fund's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Fund's informational tax returns will be prepared by certified public accountants selected by the Manager.

PORTFOLIO INCOME

                  The Fund's primary source of income will be interest, which is ordinarily considered "portfolio income" under the Code. Similarly, Temporary Regulations issued by the Internal Revenue Service in 1988 (Temp. Reg. ss.1.469-2T(f)(4)(ii)) confirmed that net interest income from an equity-financed lending activity such as the Fund will be treated as portfolio income, not as passive income, to Members. Therefore, investors in the Fund will not be entitled to treat their proportionate share of Fund income as "passive income," against which passive losses (such as deductions from unrelated real estate investments) may be offset.

UNRELATED BUSINESS TAXABLE INCOME

                  Units may be offered and sold to certain tax exempt entities (such as qualified pension or profit sharing plans) that otherwise meet the investor suitability standards described elsewhere in this Offering Circular (see "Investor Suitability Standards"). Such tax exempt entities generally do not pay federal income taxes on their income unless they are engaged in a business which generates "unrelated business taxable income," as that term is defined by Section 513 of the Code. Under the Code, tax exempt purchasers of Units will not be deemed to be engaged in an unrelated trade or business by reason of interest income earned by the Fund. Interest income (which will constitute the primary source of Fund income) does not constitute an item of unrelated business taxable income, except to the extent it is derived from "debt-financed property." Since the Fund may utilize borrowed funds for the purpose of making or investing in loans (see "Leveraging the Portfolio," p. 2), interest earned on these loans may constitute unrelated business taxable income and investors that are otherwise exempt from federal and state income taxes may realize taxable income with respect to this interest income earned by the Fund. The Fund may also realize unrelated business taxable income by reason of profits earned from the resale or lease of properties acquired through foreclosure that are encumbered by senior mortgage loans. However, unrelated business income is taxable only to the extent such income from all sources exceeds $1,000 per year. The remainder of a tax exempt investor's income will continue to be exempt from federal income taxes to the extent it complies with other applicable provisions of law, and the mere receipt of unrelated business income will not otherwise affect the qualification of an IRA or ERISA plan under the Code. The Manager does not anticipate that the Fund will ever earn so much unrelated business taxable income as to exceed this $1,000 threshold for any tax exempt investor.

                  Rents from real property and gains from the sale or exchange of property are also excluded from unrelated business taxable income, unless the property is held primarily for sale to customers or is acquired or leased in certain manners described in Section 514(c)(9) of the Code. Therefore, unrelated business taxable income may also be generated if the Fund operates or sells at a profit any property that has been acquired through foreclosure on a Fund loan, but only if such property (1) is deemed to be held primarily for sale to customers, or (2) is acquired from or leased to a person who is related to a tax-exempt investor in the Fund.

                  The trustee of any trust that purchases Units in the Fund should consult with his tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

                       CERTAIN LEGAL ASPECTS OF FUND LOANS

                  Each of the Fund's loans will be secured directly or indirectly by a deed of trust, the most commonly used real property security device in California. The deed of trust (also commonly referred to as a mortgage) formally has three parties: a debtor-trustor, a third-party grantee called the "trustee", and the lender-creditor called the "beneficiary". The trustor grants the property, irrevocably until the debt is paid, "in trust, with power of sale" to the trustee to secure payment of the obligation. The trustee's authority is governed by law, the express provisions of the deed of trust and the directions of the beneficiary. The Fund will be the beneficiary under all deeds of trust securing Fund loans.

FORECLOSURE

                  Foreclosure of a deed of trust is accomplished in most cases by a nonjudicial trustee's sale under the power-of-sale provision in the deed of trust. Prior to such sale, the trustee must record a notice of default and send a copy to the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust. If the default is not cured within 90 days after the filing of the notice of default, then at least 20 days before the trustee's sale, notice of sale must be posted in a public place and published once a week over such period. A copy of the notice of sale must be posted on the property, and sent to the trustor, to each person who has requested a copy, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust, at least 20 days before the sale. The trustor or any person having a junior lien or encumbrance of record may, until five business days prior to the date of a scheduled foreclosure date, cure the default by paying the entire amount of the debt then due, exclusive of principal due only because of acceleration upon default, plus costs and expenses actually incurred in enforcing the obligation and statutorily limited attorney's and trustee's fees. Following the sale, neither the debtor-trustor nor a junior lienor has any right of redemption, and the beneficiary may not obtain a deficiency judgment against the trustor.

                  A judicial foreclosure (in which the beneficiary's purpose is usually to obtain a deficiency judgment where otherwise available) is subject to most of the delays and expenses of other lawsuits, sometimes requiring up to several years to complete. Following a judicial foreclosure sale, the trustor or his successors in interest will have certain rights to redeem the property, unless the creditor waives any right to a deficiency. The Fund generally will not pursue a judicial foreclosure to obtain a deficiency judgment, except where, in the sole discretion of the Manager, such a remedy is warranted in light of the time and expense involved.

ANTI-DEFICIENCY LEGISLATION

                  California has four principal statutory prohibitions which limit the remedies of a beneficiary under a deed of trust. Two statutes limit the beneficiary's right to obtain a deficiency judgment against the trustor following foreclosure of a deed of trust, one based on the method of foreclosure and the other on the type of debt secured. Under one statute, a deficiency judgment is barred where the foreclosure was accomplished by means of a nonjudicial trustee's sale. It is anticipated that all of the Fund's loans will be enforced by means of a nonjudicial trustee's sale, if foreclosure becomes necessary. Under the other statute, a deficiency judgment is barred in any event where the foreclosed deed of trust secured a "purchase money" obligation, i.e., a promissory note evidencing a loan used to pay all or a part of the purchase price of a residential property occupied, at least in part, by the purchaser. This restriction may apply to some Fund loans.

                  Another statute, commonly known as the "one form of action" rule, requires the beneficiary to exhaust the security under the deed of trust by foreclosure before bringing a personal action against the trustor on the promissory note. The fourth statutory provision limits any deficiency judgment obtained by the beneficiary following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of sale, thereby preventing a beneficiary from obtaining a large deficiency judgment against the debtor as a result of low bids at the judicial sale. Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

SPECIAL CONSIDERATIONS IN CONNECTION WITH JUNIOR ENCUMBRANCES

                  In addition to the general considerations concerning trust deeds discussed above, there are certain additional considerations applicable to second, third or fourth deeds of trust ("junior encumbrances"). By its very nature, a junior encumbrance is less secure than more senior ones. Only the holder of a first trust deed is permitted to bid in the amount of his credit at his foreclosure sale; junior lienholders must bid cash. If a senior lienholder forecloses on its loan, unless the amount of the bid exceeds the senior encumbrances, the junior lienholders will receive nothing. Because of the limited notice and attention given to foreclosure sales, it is possible for junior lienholders to be sold out, receiving nothing from the foreclosure sale. However, in such event the junior lienholder may have a personal action against the borrower to enforce the debt.

                  Accordingly, a junior lienholder (such as the Fund) may find that the only method of protecting its security interest in the property is to take over all obligations of the trustor with respect to senior encumbrances while the junior lienholder commences his foreclosure, making adequate arrangements either to (i) find a purchaser of the property at a price which will recoup the junior lienholder's interest or (ii) to pay off the senior encumbrances so that his encumbrance achieves first priority. Either alternative will require the Fund to make substantial cash expenditures to protect its interest. (See "Risk and Other Important Factors -- Defaults and Foreclosures.")

                  The Fund will record a Request For Notice of Default at the time its trust deed is recorded. This procedure entitles the Fund to notice when any senior lienholder files a Notice of Default and will provide more time to make alternate arrangements to protect its security interest.

                  In the event the borrower defaults solely upon his debt to the Fund while continuing to perform with regard to the senior lienor, the Fund (as junior lienor) will foreclose upon its security interest in the manner discussed above in connection with deeds of trust generally. Upon foreclosure by a junior lienor, the property remains subject to all liens senior to the foreclosed lien. Thus, were the Fund to purchase the security property at its own foreclosure sale, it would acquire the property subject to all senior encumbrances.

                  The standard form of deed of trust used by most institutional lenders, like the one that will be used by the Fund, confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation, and to apply the same to the indebtedness secured by the first deed of trust before any such proceeds are applied to repay the Fund's loan. Applicable case law, however, imposes upon the lender the good faith obligation to apply the proceeds toward reconstruction where the lender's security would not be impaired.

"DUE-ON-SALE" CLAUSES

                  The Fund's forms of promissory notes and deeds of trust, like those of most lenders, contain "due-on-sale" clauses permitting the Fund to accelerate the maturity of a loan if the borrower sells the property, but do not usually contain "due-on-encumbrance" clauses which would permit the same action if the borrower further encumbers the property (i.e., executes further deeds of trust). The enforceability of these types of clauses is discussed below:

                  1. Due-on-Sale. Due-on-sale clauses contained in mortgage loan documents executed by the Fund after October 15, 1982 are enforceable in accordance with their terms. However, acquisition of a property by the Fund by foreclosure on one of its loans would also constitute a "sale" of the property, and would entitle a senior lienholder to accelerate its loan against the Fund. This would be likely to occur if then-prevailing interest rates were substantially higher than the rate provided for under the accelerated loan. In that event, the Fund may be compelled to sell or refinance the property within a short period of time, notwithstanding that it may not be an opportune time to do so.

                  2. Due-on-Encumbrance. With respect to mortgage loans on residential property containing four or less units, federal and California law prohibits acceleration of the loan merely by reason of the further encumbering of the property (e.g., execution of a junior deed of trust). This prohibition does not apply to mortgage loans on other types of property. Although most of the Fund's second mortgages will be on properties that qualify for the protection afforded by federal law, some loans may be secured by apartment buildings or other commercial properties. Second mortgage loans made by the Fund may trigger acceleration of senior liens on such properties if the senior loans contain due-on-encumbrance clauses, although both the number of such instances and the actual likelihood of acceleration is anticipated to be minor. Failure of a borrower to pay off the accelerated senior loan would be an event of default and subject the Fund (as junior lienholder) to the attendant risks. (See "Special Considerations in Connection with Junior Encumbrances.")

                         SUMMARY OF OPERATING AGREEMENT

                  The following is a summary of the Operating Agreement for the Fund dated as of February 24, 2003, and is qualified in its entirety by the terms of the Operating Agreement itself. Potential investors are urged to read the entire Operating Agreement which is set forth as Exhibit A to this Offering Circular.

RIGHTS AND LIABILITIES OF MEMBERS

                  The rights, duties and powers of Members are governed by the Operating Agreement and Chapter 3, Title 2.5 of the California Corporations Code (the "Act") and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such Agreement and Act.

                  Investors who become Members in the Fund in the manner set forth herein will not be responsible for the obligations of the Fund and will be liable only to the extent of their agreed upon capital contributions. Members may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to Members may constitute, wholly or in part, return of capital.

                  Members will have no control over the management of the Fund except that with the consent of the Manager, Members representing a majority of the outstanding Fund Membership interests may approve or disapprove any of the following matters: (a) dissolution and termination of the Fund; (b) merger or consolidation of the Fund with one or more other entities; (c) amendment of the Operating Agreement; and (d) removal of the Manager and election of a successor manager. In addition, upon the cessation of the Manager for any reason (such as the withdrawal or resignation of the Manager), a majority in interest of the Members may elect a replacement manager to continue the business of the Fund. Members representing 10% of the Membership interests may call a meeting of the Fund.

CAPITAL CONTRIBUTIONS

                  Interests in the Fund will be sold in Units of $100, and no person may initially acquire less than 20 Units ($2,000). After subscribing for at least 20 Units an investor may at any time, and from time to time, subscribe to purchase additional Units in amounts and on terms and conditions acceptable to the Manager. For purposes of meeting this minimum investment requirement, a person may cumulate Units he or she purchases individually with Units purchased by his or her spouse. To purchase Units an investor must deliver to the Fund a Subscription Agreement in the form attached to this Offering Circular as Exhibit B, together with his or her initial cash contribution.

RIGHTS, POWERS AND DUTIES OF MANAGER

                  Subject to the right of the Members to vote on specified matters, the Manager will have complete charge of the business of the Fund. The Manager is not required to devote full time to Fund affairs but only such time as is required for the conduct of Fund business. The Manager acting alone has the power and authority to act for and bind the Fund.

                  The Manager is granted the special power of attorney of each Member for the purpose of executing the documents which the Members have expressly agreed to execute and deliver or which are required to be executed, delivered and/or filed under applicable law.

PROFITS AND LOSSES

                  Profits and losses of the Fund accrued during any calendar month will be allocated as of the last day of such calendar month to the Members in accordance with their respective outstanding capital account balances as of the first day of such month, or, if any Units are purchased following the first day of such month, then the profits and losses allocable to the Members for such month will be allocated in proportion to the number of days during such month that each Member held a capital account in the Fund.

                  Upon transfer of Units (if permitted under the Operating Agreement and applicable law), profit and loss will be allocated to the transferee beginning with the next succeeding calendar month.

CASH DISTRIBUTIONS

                  Upon subscription for Units, an investor must elect whether to receive monthly cash distributions from the Fund or to allow his or her earnings to compound for the term of the Fund. Investors who elect to change this election must give the Manager sixty (60) days prior written notice. Investors who elect to receive distributions may change this election in order to begin compounding earnings only if there is in effect a permit issued by the California Department of Corporations. Earnings allocable to investors who elect to compound their earnings will be retained by the Fund for making or investing in further mortgage loans or other proper Fund purposes. The earnings from these further loans will be allocated among all investors; however, investors who compound will be credited with an increasingly larger proportionate share of such earnings than investors who receive monthly distributions, since their capital accounts will increase over time. Cash available for distribution will be determined by computing the net income during the calendar month on the accrual basis and in accordance with generally accepted accounting principles.

                  Promptly after the end of each calendar month, the Fund will distribute to Members receiving monthly distributions an amount of cash equal to their proportionate share of the Fund's accrued net income during such month. Accrued net income means the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, Fund assets during such calendar month over the accrued operating expenses of the Fund during such month, including any adjustments for bad debt reserves or deductions as the Manager may deem appropriate, all determined in accordance with generally accepted accounting principles. Cash available for distribution shall be distributed only to those Members who elect to receive such distributions in an amount equal to their respective allocable shares of Fund profits during such month, and the balance of Fund income will be credited to the capital accounts of Members who elected to compound earnings.

MEETINGS

                  The Manager, or Members representing ten percent (10%) of the outstanding membership interests, may call a meeting of the Fund. Unless the notice otherwise specifies, all meetings will be held at the office of the Fund.

Members may vote in person or by proxy at the Fund meeting. A majority of the membership interests will constitute a quorum at Fund meetings.

ACCOUNTING AND REPORTS

                  The Manager will cause to be prepared and furnished to the Members an annual report of the Fund's operation, which may (but is not required to) be audited by an independent accounting firm. Within six months of the close of the year covered by the report, a copy or condensed version will be furnished to the Members. The Members will also be furnished such detailed information as is reasonably necessary to enable them to complete their own tax returns within 90 days after the end of the year. Any Members may inspect the books and records of the Fund at all reasonable times and upon reasonable prior notice to the Manager.

AMENDMENT OF THE AGREEMENT

                  The Operating Agreement may be amended by the Manager alone (with respect to certain matters), or upon the vote of Members holding a majority of the outstanding membership interests.

WITHDRAWAL FROM FUND

                  A Member has no right to withdraw from the Fund or to obtain the return of all or any portion of sums paid for the purchase of Units (or reinvested earnings with respect thereto) for at least twelve (12) months after the date such Units are purchased (the "Holding Period"). After twelve (12) months, Members may withdraw all or part of their capital accounts from the Fund by giving at least sixty (60) days prior written notice to the Manager. Members may withdraw all or part of their capital accounts from the Fund in four quarterly installments beginning on the last day of the calendar quarter in which the 60-day notice of withdrawal is given, subject to the restrictions and penalties discussed below.

                  The amount that a withdrawing Member will receive from the Fund is based on the withdrawing Member's capital account. A capital account is a sum calculated for tax and accounting purposes, and may be greater than or less than the fair market value of such investor's membership interest in the Fund, and may be greater or less that the investor's original contribution to the Fund. The fair market value of a Member's interest in the Fund will generally be irrelevant in determining amounts to be paid upon withdrawal, except to the extent that the current fair market value of the Fund's loan portfolio is realized by sales of existing loans (which sales are not required to be made).

                  The Fund will not establish a reserve from which to fund withdrawals and, accordingly, the Fund's capacity to return a Member's capital account is restricted to the availability of Fund cash. For this purpose, cash is considered to be available only after all current Fund expenses have been paid (including compensation to the Manager), adequate reserves have been established for anticipated Fund expenses, and adequate provision has been made for the payment of all monthly cash distributions on a pro rata basis which must be paid to Members who elected to receive such distributions upon subscription for Units.

                  If current cash flow of the Fund is inadequate to return a Member's capital account within the time periods stated above, the Fund is not required to liquidate any Fund loans prior to maturity for the purpose of liquidating the capital account of a withdrawing Member, and is merely required to continue paying whatever cash flow is available to withdrawing Members until their liquidation schedules are being adhered to once again.

                  Notwithstanding anything to the contrary stated above, the Manager shall not liquidate (and Members shall not be entitled to withdraw), within any single calendar year, more than ten percent (10%) of the total Fund capital accounts outstanding at the beginning of such calendar year.

                  Unless otherwise waived by the Manager, any withdrawals requested by a Member and disbursed by the Fund within the three-year period following the one-year Holding Period (i.e., within four years after the date such Member's Units are purchased) shall be reduced by the following amounts as a penalty for early withdrawal from the Fund: (1) three percent (3%) of any amount disbursed in the year following the expiration of the Holding Period; (2) two percent (2%) of any amount disbursed in the second year following the expiration of the Holding Period; and (3) one percent (1%) of any amount disbursed in the third year following the expiration of the Holding Period. All such penalties shall be retained for the benefit of the Fund, and shall directly reduce the total value of the capital account being withdrawn by the withdrawing Member.

                  Upon dissolution and termination of the Fund, a five-year winding-up period is provided for liquidating the Fund's loan portfolio and distributing cash to Members. Due to high prevailing interest rates or other factors, the Fund could suffer reduced earnings (or losses) if a substantial portion of its loan portfolio remains and must be liquidated quickly at the end of such winding-up period. Members who complete a withdrawal from the Fund prior to any such liquidation will not be exposed to this risk. Conversely, if prevailing interest rates have declined at a time when the loan portfolio must be liquidated, unanticipated profits could be realized by those Members who remain in the Fund until its termination.

LIMITATIONS ON TRANSFERABILITY

                  The Operating Agreement places substantial limitations upon transferability of membership interests. The transfer of a Membership Interest requires the written consent of the Manager (although the transfer of only the Economic Interest may be accomplished without such written consent). Any transferee (including a donee) must be a person or entity which would have been qualified to purchase a Unit in this offering and a transferee may not become a substituted Member without the consent of the Manager. A transferee who does not become a substituted Member will own an Economic Interest which entitles him or her only to the share of income or return of capital to which the transferor would be entitled. Economic Interest holders will have no voting or inspection rights.

                  In addition to the restrictions imposed by the Operating Agreement, the California Commissioner of Corporations has imposed additional restrictions on transferability as set forth in Commissioners Rule 260.141.11 which is set forth below.

TERM OF FUND

                  The Fund will continue indefinitely until dissolved and terminated by vote of Members holding a majority of the outstanding membership interests with the concurrence of the Manager.

WINDING UP

                  Upon dissolution of the Fund, the Manager will wind up the Fund's affairs as follows: (1) no new loans will be made or purchased; and (2) the Manager or its successor will liquidate the Fund's remaining assets as promptly as is consistent with obtaining the fair current value thereof, either by sale to third parties or by collecting loan payments under the terms of the loan. All funds received by the Fund shall be applied and promptly distributed in accordance with the Act and the Operating Agreement.

                  In the event the Fund dissolves at a time when there are outstanding unfulfilled withdrawal requests, such withdrawal requests will be of no further force or effect and all Members will thereafter be entitled to receive their pro rata portion of all remaining liquidating distributions of the Fund in accordance with their respective outstanding capital account balances.

MERGER WITH OTHER BUSINESS ENTITIES

                  The Manager, upon the prior written consent of a majority interest of the Members, will have the right to merge the Fund with one or more other business entities (of which the Manager may be a sponsor or co-sponsor).

                              PLAN OF DISTRIBUTION

                  The Units will be offered and sold by the Manager, with respect to which no commissions or fees will paid to the Manager or its employees. The Manager also anticipates retaining the services of independent securities broker/dealers to sell Units, who may receive selling commissions of up to 6.5% of the gross sales proceeds from the sales of Units effected by such broker/dealers. Certain commission arrangements may include at trailing payment of 0.5% per annum of such proceeds as long as the Units sold remain outstanding. To the extent that a Member purchases Units through a broker/dealer and elects to compound his or her earnings in the Fund, any annual commission negotiated by the Manager will be calculated based upon the increased value of such Members capital account on the last day of the month of the anniversary of admission. Any such commissions will be borne by the Fund, but will have the effect of reducing the Member's capital account, and will directly reduce the proceeds received from this offering for investment in mortgage loans by the Fund. (See "Use of Proceeds.") There is no firm commitment to purchase any Units, and there is no assurance that the maximum amount of this offering will be received.

                                  LEGAL MATTERS

                  The Manager has retained Stein & Lubin LLP of San Francisco, California to advise it in connection with the preparation of this Offering Circular and the Operating Agreement, as well as the offer and sale of the Units offered hereby. Stein & Lubin LLP may be, but as yet has not been, retained to provide legal services in connection with the drafting of any of the loan documents, the negotiation or closing of any loans or the servicing or enforcement of any loans, nor has it represented the interests of the Members in connection with the Units offered hereby. Investors purchasing Units that wish to obtain the benefit of review by legal counsel on their behalf must retain their own attorneys to do so.

                     ADDITIONAL INFORMATION AND UNDERTAKINGS

                  The Manager undertakes to make available to each offeree every opportunity to obtain any additional information from the Fund or the Manager necessary to verify the accuracy of the information contained in this Offering Circular, to the extent that they possess such information or can acquire it without unreasonable effort or expense. This additional information includes, without limitation, all the organizational documents of the Fund, and all other documents or instruments relating to the operation and business of the Fund and material to this offering and the transactions contemplated and described in this Offering Circular.

                  The Fund is a reporting company under the Securities Exchange Act of 1934. As such, the Fund prepares and files periodic reports such as annual reports on Form 10-KSB and quarterly reports on Form 10-QSB. All such filings of the Fund can be accessed through the EDGAR system, and are available (among other places) at the Securities & Exchange Commission website (www.sec.gov).

                         COMMISSIONER'S RULE 260.141.11

                  In addition to the various restrictions on the transfer of Units imposed by the Operating Agreement and state and federal securities laws generally, no Unit may be sold or transferred or any consideration received therefor without the prior written consent of the California Commissioner of Corporations, except as provided in the Commissioner's Rules. Commissioner's Rule 260.141.11 is set forth below in its entirety.

SS.260.141.11.RESTRICTION ON TRANSFER

                           (a)  The  issuer  of  any   security   upon  which  a
restriction  on  transfer  has been  imposed  pursuant  to  Sections  260.102.6,
260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

                           (b)  It is  unlawful  for  the  holder  of  any  such
security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

                                    (1) to the issuer;

                                    (2)  pursuant to the order or process of any
court;

                                    (3)   to any person described in Subdivision
(i) of Section  25102 of the Code or Section 260.105.14 of these rules;

                                    (4)   to   the    transferor's    ancestors,
descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

                                    (5) to  holders  of  securities  of the same
class of the same issuer;

                                    (6) by way of gift or  donation  inter vivos
or on death;

                                    (7) by or through a  broker-dealer  licensed
under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

                                    (8) to a  broker-dealer  licensed  under the
Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

                                    (9) if the interest sold or transferred is a
pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

                                    (10)  by  way  of  a  sale  qualified  under
Sections 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of
Section 25143 is in effect with respect to such qualification;

                                    (11)  by a  corporation  to a  wholly  owned
subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

                                    (12)   by way of an exchange qualified under
Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

                                    (13) between  residents  of foreign  states,
territories or countries who are neither domiciled nor actually present in this state;

                                    (14) to the State Controller pursuant to the
Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

                                    (15) by the State Controller pursuant to the
Unclaimed Property Law or to the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

                                    (16) by a  trustee  to a  successor  trustee
when such transfer does not involve a change in the beneficial ownership of the securities; or

                                    (17)  by  way  of  an  offer   and  sale  of
outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

                           (c) The certificates representing all such securities
subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

                  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."